Exhibit 1.1


                               Idaho Power Company
                              First Mortgage Bonds,
                       Secured Medium-Term Notes, Series G

                                 TERMS AGREEMENT

                                                                October 15, 2007

Idaho Power Company
1221 W. Idaho St.
Boise, Idaho 83702-5627

Attention: Mr. Darrel T. Anderson

     Subject in all respects to the terms and conditions of the Selling Agency Agreement, dated September 21, 2007 (the "Agreement"), between each of Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc. and Wells Fargo Securities, LLC and you, each of the undersigned agrees, severally and not jointly, to purchase the respective principal amount of 6.25% First Mortgage Bonds due 2037 (the "Notes") of Idaho Power Company set forth opposite its name below having the terms indicated below:

Name                                                  Principal Amount of Notes
----                                                  -------------------------

Wachovia Capital Markets, LLC                         $        27,500,000

Banc of America Securities LLC                                 25,000,000

J.P. Morgan Securities Inc.                                    25,000,000

KeyBanc Capital Markets Inc.                                    7,500,000

RBC Capital Markets Corporation                                 5,000,000

Wedbush Morgan Securities Inc.                                  5,000,000

Piper Jaffray & Co.                                             5,000,000
                                                      -------------------
Total                                                 $       100,000,000
-----                                                 ===================


Identification of Notes:                              The Notes shall be
                                                      designated 6.25% First
                                                      Mortgage Bonds due 2037

Aggregate Principal Amount:                           $100,000,000

Issue Date:                                           October 18, 2007

Original Interest Accrual Date:                       October 18, 2007

Interest Rate:                                        6.25%

Maturity Date:                                        October 15, 2037

Interest Payment Dates:                               April 15 and October 15,
                                                      commencing April 15, 2008

Regular Record Dates:                                 March 31 and September 30

Discount or Commission:                               0.75% of Principal Amount

Purchase Price (Price to be paid to Idaho Power       98.982% of Principal
Company after discount or commission):                Amount

Closing Date:                                         October 18, 2007

Price to Public:                                      99.732%

Purchase Date and Time:                               October 18, 2007 at
                                                      10 a.m. Eastern Time

Applicable Time:                                      October 15, 2007 at
                                                      12:08 p.m. Eastern Time

Place for Delivery of Notes and Payment Therefor:     Dewey & LeBoeuf LLP,
                                                      125 West 55th Street,
                                                      New York, New York

Method of Payment:                                    Wire transfer of
                                                      immediately available
                                                      funds

Redemption Provisions, if any:                        See "Optional Redemption"
                                                      below.

Syndicate Provisions:                                 See "Syndicate Provisions"
                                                      below.

Pricing Disclosure Package:                           See Annex I and Annex II

Modification, if any, in the requirements             The undersigned shall have
to deliver the documents specified in                 received the documents
Section 6(b) of the Agreement:                        specified in
                                                      Section 6(b)(i), (ii),
                                                      (iii) and (iv) of the
                                                      Agreement, each dated
                                                      as of the Closing Date.

Period during which additional Notes may              30 days
not be sold pursuant to Section 4(l)
of the Agreement:

Syndicate Provisions

     If any one or more of the undersigned shall fail to purchase and pay for any of the Notes agreed to be purchased by it hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Terms Agreement, the remaining of the undersigned shall be obligated severally to take up and pay for (in the respective proportions which the amounts of Notes set forth opposite its or their name above bears to the aggregate amount of Notes set forth opposite the names of all the remaining undersigned above) the Notes which the defaulting undersigned agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which it or they agreed but failed to purchase shall exceed 30% of the aggregate amount of Notes, the remaining of the undersigned shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if they do not purchase any of the Notes within 36 hours after such default, the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to Wachovia Capital Markets, LLC to purchase the Notes. If the Company fails to procure another party to purchase the Notes within such period, this Terms Agreement will terminate without liability to any nondefaulting undersigned except as provided in Section 9 of the Agreement. In the event of any default as described herein, the Closing Date shall be postponed for such period, not exceeding five (5) business days, as Wachovia Capital Markets, LLC shall determine in order that the required changes in the pricing supplement or in any other documents or arrangements may be effected. Nothing contained in this Terms Agreement shall relieve any of the undersigned that shall default of any liability for damages occasioned by such default.

Optional Redemption

     The Company may, at its option, redeem the Notes, in whole at any time, or in part from time to time, prior to the maturity date, at a redemption price equal to the greater of:

o    100% of the principal amount of the Notes to be redeemed and

o as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal on the Notes to be redeemed and interest thereon (not including any portion of payments of interest accrued as of the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus in either case interest accrued and unpaid on the principal amount of the Notes to be redeemed to the date fixed for redemption. The Company will mail notice of any redemption at least 30 days before the date fixed for redemption to each holder of the Notes to be redeemed.

     "Treasury Rate" means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury

Issue, assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

     "Comparable Treasury Price" means, with respect to any date fixed for redemption,

          (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

          (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such date, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all the quotations received.

     "Independent Investment Banker" means any one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the date fixed for redemption.

     "Reference Treasury Dealer" means (1) Banc of America Securities LLC, J.P. Morgan Securities Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Company.

     This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Capitalized terms used in this Terms Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     This Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Wachovia Capital Markets, LLC                        RBC Capital Markets Corporation

By: /s/ Jake Horstman                                By: /s/ John Younger
   -----------------------------------------             -----------------------------------------
        Name: Jake Horstman                                  Name: John Younger
        Title: Director                                      Title: Managing Director

Banc of America Securities LLC                       Wedbush Morgan Securities Inc.

By: /s/ Peter J. Carbone                             By: /s/ Michael Gardner
   ---------------------------------                    --------------------------------
        Name: Peter J. Carbone                               Name: Michael Gardner
        Title:  Vice President                               Title: Exec. Vice President

J.P. Morgan Securities Inc.                          Piper Jaffray & Co.

By: /s/ Robert Bottamedi                             By: /s/ Steve Tufo
   ---------------------------------                    -----------------------------------------
        Name: Robert Bottamedi                               Name: Steve Tufo
        Title: Vice President                                Title: Managing Director

KeyBanc Capital Markets Inc.

By: /s/ Ryan W. Pirnat
   ---------------------------------
        Name: Ryan W. Pirnat
        Title: Director



Accepted:

Idaho Power Company

By: /s/ Darrel T. Anderson
   -----------------------------------------
        Name:  Darrel T. Anderson
        Title:   Senior Vice President -
                 Administrative Services and
                 Chief Financial Officer

                                                                         ANNEX I

              Documents included in the Pricing Disclosure Package
              ----------------------------------------------------


1. Prospectus, dated January 27, 2005, for $300,000,000 Idaho Power Company First Mortgage Bonds and Debt Securities.

2. Prospectus Supplement, dated September 21, 2007, for $100,000,000 Principal Amount of First Mortgage Bonds, Secured Medium-Term Notes, Series G, of Idaho Power Company including all documents incorporated therein as of the Applicable Time.

3.   Final Term Sheet in the form attached to this Terms Agreement as Annex II.

                                                                        ANNEX II

                                Final Term Sheet
                                ----------------

               6.25% Secured Medium-Term Notes, Series G due 2037
               --------------------------------------------------

                               IDAHO POWER COMPANY
                       Secured Medium-Term Notes, Series G

--------------------------------------------------------------------------------

Issuer:  Idaho Power Company                                 Interest Payment Dates:  April 15 and October 15,
                                                                 commencing April 15, 2008
Trade Date:  October 15, 2007                                Redemption:  As specified in Pricing Supplement No. 1
Original Issue Date/Settlement Date:  October 18, 2007,          dated October 15, 2007.  Make Whole to be determined
    which is the third business day following the Trade          at a discount rate equal to the Treasury Rate plus
    Date.                                                        25 basis points.
Principal Amount:  $100,000,000                              Maturity Date:  October 15, 2037
Price to Public:  99.732% of Principal Amount, plus          CUSIP:  45138LAT0
    accrued interest from the Original Issue Date            Purchasers:
Purchasers' Discount:  0.75%                                     Wachovia Capital Markets, LLC ($27,500,000)
Proceeds to the Company:  98.982%                                Banc of America Securities LLC ($25,000,000)
Interest Rate:  6.25% per annum                                  J.P. Morgan Securities Inc. ($25,000,000)
                                                                 KeyBanc Capital Markets Inc. ($7,500,000)
                                                                 RBC Capital Markets Corporation ($5,000,000)
                                                                 Wedbush Morgan Securities Inc. ($5,000,000)
                                                                 Piper Jaffray & Co. ($5,000,000)


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wachovia Capital Markets, LLC toll free at 1-866-289-1262, Banc of America Securities LLC toll free at 1-800-294-1322 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.